Exhibit 10.68

PREPARED BY:

RECORD AND RETURN TO:

State of Florida, Department of Transportation
USE AND OCCUPANCY AGREEMENT

THIS USE AND OCCUPANCY AGREEMENT (hereinafter the “Use and Occupancy Agreement” or “Agreement”), made this 31 day of January, 2017 is between the STATE OF FLORIDA, DEPARTMENT OF TRANSPORTATION (hereinafter the “Department”) and ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited liability company (hereinafter “AAF”), collectively referred to as “Parties”.

WHEREAS, the Parties previously entered into a Lease Agreement executed by the Department on May 31, 2013 and by AAF on June 27, 2013 (the “Lease Agreement”), pursuant to Section 337.251, Florida Statutes, to provide for the lease by AAF of certain portions of Department owned right-of-way (a copy of which Lease Agreement is attached as Exhibit A) for the purpose of constructing, operating and maintaining an intercity passenger rail service between Miami and Orlando (the “Project”); and

WHEREAS, the Lease Agreement is currently held in escrow pursuant to the terms of a Document Escrow Agreement, dated as of July 9, 2013 (and as amended from time to time by the Parties) (the “Escrow Agreement”), and is not effective until it is released from escrow; and

WHEREAS, 23 CFR §1.23(c) and 23 CFR §710.405 provide that the temporary or permanent use or occupancy, for non-highway purposes, of the real property within the boundaries of the right-of-way of Interstate highways may be authorized by the Administrator of the Federal Highway Administration (“FHWA”), if he determines that such occupancy and use is in the public interest and will not impair the highway or interfere with the free and safe flow of traffic thereon; and

WHEREAS, the AAF Project is expected to include a crossing over the Department owned limited access right-of-way of Interstate 95, a federal interstate highway, at the intersection of SR 528 and I-95; and

WHEREAS, pursuant to the Escrow Agreement, the Lease Agreement will not be released from escrow until, among other conditions, an Air Rights Agreement is obtained from the U.S. Department of Transportation in order to allow the Project to cross over Interstate 95, in form and content acceptable to the Department and AAF in their sole discretion and approved by Escrow Agent for title insurance purposes; and

NOW THEREFORE, in consideration of the premises made a part hereof, and the covenants, promises, understandings and agreements made by each party to the other, as set forth herein, the Parties hereby mutually agree as follows:

1.
This Agreement is intended to satisfy the condition in the Escrow Agreement that requires an Air Rights Agreement approved by the U.S. Department of Transportation in order to allow the Project to cross over Interstate 95. The terms and conditions of this Agreement are in addition to the terms and conditions of the Lease Agreement, and AAF’s construction, operation, and maintenance of those portions of the Project that are located within the Use Area (as hereinafter defined) shall at all times comply with the terms of both this Agreement and the Lease Agreement. Nothing herein shall release AAF from or to modify any of the terms and conditions of the Lease Agreement. Subject to the conditions set forth herein, the term of this Use and Occupancy Agreement shall be the same as the Lease Agreement. The rent payable by AAF for the use of the Use Area is included within the Rent established under the Lease Agreement.

2.
AAF has requested the use of the airspace above the gradeline for the Department owned Interstate 95 right-of-way and the use of certain other real property within the Interstate 95/State Road 9 interchange for the railway infrastructure approaching the railway bridge as depicted in Exhibit B (the “Use Area”) for the purpose of constructing, operating, and maintaining the Project, in accordance with the terms of the Lease Agreement.

3.
The Department has acquired sufficient legal right, title, and interest in the right-of-way depicted in Exhibit B and has determined that AAF’s occupancy and use of the Use Area for the Project is in the public interest and will not impair Interstate 95 or interfere with the free and safe flow of traffic on Interstate 95. The Department has also determined that the Use Area is not required presently or in the foreseeable future for the safe and proper operation and maintenance of Interstate 95. Based on the Department’s review and recommendation, the FHWA has approved the Department’s entry into this Use and Occupancy Agreement. A copy of the FHWA approval is attached as Exhibit C.

4.
AAF has submitted a preliminary set of plans to the Department that generally describe and depict the improvements that AAF desires to construct, operate and maintain within the Use Area. Said plans are identified as “All Aboard Florida, Section CO3 East, Brevard County, CO3 East Final (for review) Plans Submission Volumes 1 & 2, and are dated June 10, 2016 (“Preliminary Plans”). A copy of the cover pages of the plans is attached as Exhibit D. AAF shall submit final plans for construction of any improvements within the Use Area to the Department for review in accordance with the terms of the Lease Agreement. AAF shall submit any proposed significant revision or alteration to the Preliminary Plans (or to the portion of the Project located within the Use Area once constructed) in writing to the Department for review and approval by the Department Secretary (or his or her designee) and concurrence by the FHWA. Improvements constructed by AAF within the Use Area above the established gradeline of the highway shall not, at any location between two points established 2 feet beyond the two outer edges of the shoulder, extend below a horizontal plane which is at least 16 feet 6 inches above the gradeline of the highway, or the minimum vertical clearance plus 6 inches as approved by the Department. Piers, columns, or any other portion of the Project shall not be erected in a location that will interfere with visibility, reduce sight distance beyond that required for the given design speed or in any other way interfere materially with the safety and free flow of traffic on the highway. Structural supports for the Project shall be located to clear all horizontal and vertical dimensions established by the Department. All supports are to be back of or flush with the face of any wall at the same location. Supports shall be adequately protected by means acceptable to the Department and the FHWA. No supports shall be located in the ramp gores, or in a position that interferes with the signing necessary for the proper use of the ramp. AAF’s use of the Use Area shall not cause any changes in the existing drainage patterns on the Department right-of-way within the Use Area. As provided in the Lease Agreement, AAF shall not interfere with any authorized existing utilities installed in, on, or under the highway within the Use Area, without the consent of the owner of the utility. As provided in the Lease Agreement, upon completion of the Project, AAF shall file with the Department a set of the original drawings, tracings, plans, maps, and as-built boundary surveys including legal descriptions, along with an as-built set of full-size prints for all structural elements of the Project located within the Use Area.

5.
As provided in the Lease Agreement, AAF is responsible for obtaining all permits required for construction and operation of the Project at AAF’s sole cost and expense from all entities having jurisdiction. AAF shall, at AAF’s own cost and expense, promptly observe and comply with all present or future laws, requirements, orders, directions, ordinances, and regulations of the United States of America, the State of Florida, county or local governments, or other lawful authority whatsoever, affecting the Use Area, or the underlying land, property, and highway facility. In conformance with the Civil Rights Act of 1964 (Title VI, Appendix “C”) and 49 CFR Part 21, AAF covenants and agrees as a covenant running with the land that (1) no person, on the ground of race, color, sex, or national origin shall be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination in the use of the Use Area or the Project; (2) that in connection with the construction of the Project and the furnishing of services thereon, no discrimination shall be practiced in the selection of employees and contractors, by contractors; and (3) that AAF shall use the Use Area and the Project in compliance with all other requirements imposed pursuant to 15 CFR Part 8, Subpart A.

6.	AAF shall submit proof of bonding and insurance, as required by the Lease Agreement, prior to any entry or construction in the Use Area.
7.
The Department and authorized FHWA representatives shall have the right to inspect all materials supplied and work performed by AAF or its contractors in the construction and installation of AAF Facilities in the Use Area. Any deficiencies in materials, methods of construction, or workmanship reported by the Department and/or the FHWA to AAF in writing shall be promptly corrected by AAF to the mutual satisfaction of the FHWA and the Department. Nothing herein shall be deemed to require the Department or the FHWA to inspect any of the construction or installation by AAF.

8.
The design, occupancy, and use of the Use Area shall not adversely affect the use, safety, appearance, or enjoyment of the highway by smoke, fumes, vapors, odors, droppings, or any other objectionable discharges or emissions, vibrations or nuisances of any kind. As provided in the Lease Agreement, AAF shall not allow the Use Area to be occupied or used for any illegal business use or purpose, for the manufacture or storage of flammable, explosive, or hazardous material, or any other hazardous activity with it being acknowledged that flammable, explosive or hazardous materials as would customarily be found in or on or used in the operation of passenger rail cars are permitted, so long as AAF complies with all state or federal laws or regulations regarding hazardous materials or substances that are applicable to the operation of a commercial enterprise such as the Project, or in such manner as to constitute a nuisance of any kind, nor for any purpose or in any way in violation of any present or future federal, state, or local laws, orders, directions, ordinances, or regulations. AAF shall be responsible for any environmental contamination caused by AAF’s use of the Use Area in the manner provided in the Lease Agreement. Notwithstanding the foregoing, the operation of the Project, including the operation of a passenger train service and its ancillary train noise, vibrations and emissions, shall not be deemed to violate this Section or be an unreasonable obstruction or interference.

9.
In addition to the rights of entry reserved by the Department under the Lease Agreement, any authorized FHWA representative may enter the Use Area in the manner reserved by the Department in the Lease Agreement for the purpose of inspection, maintenance, or reconstruction of the highway and adjacent facilities, when necessary; or for the purpose of surveying, drilling, monitoring well installations, sampling, remediation, and any other action which is reasonable and necessary to conduct an environmental assessment or to abate an environmental hazard. Any such entry by FHWA: (i) during construction shall be conducted in a manner so as to not unreasonably interfere with AAF’s construction work; and (ii) after commencement of operations shall not affect AAF’s use and operation of the Project in any material respect (with it being understood that entries by the Department or FHWA required for safe operation of the highway shall take precedence over AAF’s construction, use, and operation of the Project).

10.
AAF shall give the Department reasonable written notice of scheduled or nonscheduled maintenance of the AAF Facilities, except for emergency repairs for which AAF shall contact the Department while such emergency repairs are being done. Regular maintenance, inspection, and updating by AAF shall not be conducted without prior written notification to the Department. The notice required herein shall be provided to the Maintenance Engineer at the Department’s Brevard Operations Center.

11.
The cost and expense of the construction, operation, installation and maintenance of AAF Facilities within the Use Area shall be the sole responsibility of AAF. As provided in the Lease Agreement, AAF, at AAF’s sole cost and expense, shall maintain those portions of the Project located within the Use Area so that the structures and the area within the highway right of way boundaries will be kept in good and safe condition. Such maintenance will be accomplished in a manner that avoids any unreasonable interference with the highway use. In the event that AAF fails to so maintain the facility, the Lease Agreement authorizes the Department, through its duly authorized representatives, employees, and contractors, to enter the Use Area to perform such work and charge the reasonable and necessary costs of such maintenance back to AAF, with it being understood and agreed that the use of the Property for rail purposes (including without limitation train emissions) in accordance with applicable laws shall not require remedial action.

12.	AAF and their contractors are solely responsible for the presence of their equipment within the Use Area.

13.
AAF agrees that access to the AAF Facilities within the Use Area for scheduled or nonscheduled maintenance or for any other purpose shall be made in accordance with an agreed upon process and procedure between AAF and the Department pursuant to and in accordance with the Lease Agreement. For example, and without limitation, AAF shall, at the request of the Department and at the expense of AAF, provide whatever railway protection and flagging or other similar activity that is deemed necessary by AAF or by the Department in the event the Department performs any work on the highway and other Department transportation facilities, including but not limited to inspection, maintenance, cleaning, construction, reconstruction, rehabilitation, and repair of the highway facilities. The Department shall give AAF thirty (30) days notice prior to commencing any such work so that the Parties can coordinate the necessary protection and flagging.

14.	The Department may only terminate this Agreement in conjunction with a termination of the Lease Agreement by the Department in accordance with the terms and conditions of the Lease Agreement.
15.	The indemnification by AAF of the Department pursuant to Section 12 of the Lease Agreement applies to AAF’s use of and operations within the Use Area.
16.	Upon material breach of any provision of this Agreement by AAF, the Department may pursue any and all remedies for breach set forth in the Lease Agreement for such breach.
17.
As provided in the Lease Agreement, AAF acknowledges and agrees that its relationship with the Department under this Agreement is one of lessor and lessee and no other relationship either expressed or implied shall be deemed to apply to the Parties under this Agreement. Termination of this Agreement by the Department pursuant to the terms of this Agreement for any cause expressly provided for in this Agreement shall not be deemed a taking under any eminent domain or other law so as to entitle AAF to compensation for any interest suffered or lost as a result of termination of this Agreement.

18.
Notwithstanding any provision of this Agreement, nothing herein contained shall be deemed to constitute a waiver of the sovereign immunity of the Department, which immunity is hereby reserved to the Department. This covenant shall survive the termination of this Agreement.

19.	This Agreement may be amended only by an instrument in writing signed by the Parties hereto and only after approval of such amendment by the Department and concurrence by the FHWA, if applicable.
20.
This Agreement shall be construed in accordance with the law of the State of Florida, and is binding upon and inures to the benefit of the Parties and their respective successors and assigns including all agencies, departments, bureaus, authorities, boards, commissions, and committees of the State. Venue for any proceedings of any nature whatsoever arising out of or connected herewith shall be exclusively in Leon County, Florida.

21.
The Parties hereto do not intend to benefit any third parties (except to the extent the FHWA may be considered an intended beneficiary of any term of this Agreement) and this Agreement shall not be construed to confer any such benefit.

22.	AAF shall not assign or otherwise transfer any interest in this Agreement except in conjunction with a transfer by AAF pursuant to the Lease Agreement, and with the concurrence of the FHWA.
23.
This Agreement, which may be executed in a number of counterparts, each of which shall be deemed an original, constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings relating hereto.

24.
Each of the Parties shall, from time to time, upon thirty (30) days’ written request, provide to the requesting party or any other person identified by the requesting party with an estoppel certificate stating whether the other party is in default hereunder, whether this Agreement is in full force and effect, whether this Agreement has been modified, and containing such other certifications as may be reasonably requested.

25.
AAF shall have access to the Use Area 24 hours per day, 7 days per week, 365 days per year, subject to the limitations identified in the Lease Agreement, including the right of the Department or police, fire, emergency services, armed forces, and any other governmental security or emergency personnel to access the Use Area in the event of an actual or reported emergency, danger, or threat that is reasonably believed by the Department or police, fire, emergency services, armed forces, and any other governmental security or emergency personnel to have caused (or to present the imminent potential to cause) injury to individuals, damage to property, or threat to the environment or to public safety and to take, at such times as the Department or other governmental entity determines necessary in its reasonable discretion and with such notice to AAF as is practicable under the circumstances, such actions as the Department or other governmental entity determines necessary to respond to or to rectify such emergency, danger, or threat.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Department			AAF
STATE OF FLORIDA, DEPARTMENT OF			ALL ABOARD FLORIDA –
TRANSPORTATION			OPERATIONS LLC, a Delaware limited
liability company

BY:	[ILLEGIBLE]	BY:	/s/ P. Michael Reininger
P. Michael Reininger, President

ATTEST:

/s/ Kolleen Cobb
Legal Review:			(Typed Signature)

Kolleen Cobb,Vice President
[ILLEGIBLE]			(Title)

Witnesses:		Witnesses:

/s/ Sondra R. Gunn		/s/ Brenda Johnson
Print name:	Sondra Gunn	Print name:	Brenda Johnson

/s/ Connie Mitchell Sherman		/s/ Jessica Perez
Print name:	Connie Mitchell Sherman	Print name:	Jessica Perez

[acknowledgments on next page]

STATE OF FLORIDA	)
) ss:
COUNTY OF LEON	)

The foregoing instrument was acknowledged before me this 31 day of January, 2017 by Brian Blanchard as Secretary of the State of Florida, Department of Transportation, on behalf of the State of Florida, Department of Transportation. He is personally known to me.

/s/ Sondra R. Gunn
Notary Public
Print name:	Sondra R. Gunn

My commission expires:

NOTARY PUBLIC	SONDRA R.GUNN
STATE OF FLORIDA	Commission # FF 964916
Expires March 31, 2018
Bonded Thru Troy Fain Insurance 800-385-7019

STATE OF FLORIDA	)
)ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 20th day of December, 2016, by P. Michael Reininger, as President of All Aboard Florida – Operations LLC, a Delaware limited liability company, on behalf of the limited liability company. He is personally known to me or produced a valid driver’s license as identification.

NOTARY PUBLIC	JESSICA PEREZ	/s/Jessica Perez
STATE OF FLORIDA	MY COMMISSION # FF 987575	Notary Public
	EXPIRES: October 23, 2017	Print name:
Bonded Thru Notary Public Underwriters
My commission expires: